SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
EXCHANGE ACT OF 1934

September 26, 2003
(Date of Earliest Event Reported)
AIRPLANES LIMITED	AIRPLANES U.S. TRUST
(Exact Name of Registrants as Specified in Memorandum of Association or Trust Agreement)

Jersey, Channel Islands	Delaware
(State or Other Jurisdiction of Incorporation or Organization)

33-99970-01 (Commission File Number)	13-3521640 (IRS Employer Identification No.)

Airplanes Limited 22 Grenville Street St. Helier Jersey, JE4 8PX Channel Islands (011 44 1534 609 000)	Airplanes U.S. Trust 1100 North Market Street Rodney Square North Wilmington, Delaware 19890-0001 (1-302-651-1000)
(Addresses and Telephone Numbers, Including Area Codes, of Registrants’ Principal Executive Offices)

Item 5.   Other Events

      As described further in the press release dated September 26, 2003 (attached hereto as Exhibit A), Airplanes Limited and Airplanes U.S. Trust have amended the indenture dated March 28, 1996 among Airplanes Limited, Deutsche Bank Trust Company Americas, as trustee and Airplanes U.S. Trust, as guarantor, and the indenture dated March 28, 1996 among Airplanes U.S. Trust, Deutsche Bank Trust Company Americas, as trustee and Airplanes Limited, as guarantor.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AIRPLANES LIMITED

Date: September 26, 2003	/s/ Roy M. Dantzic*
Director and Officer

AIRPLANES U.S. TRUST

Date: September 26, 2003	/s/ Roy M . Dantzic*
Controlling Trustee and Officer

*By:	/s/ Gerard Hastings
Attorney-in-Fact

EXHIBIT INDEX

Exhibit A	–	Press release dated September 26, 2003
Exhibit B	–	Power of Attorney for Airplanes Limited
Exhibit C	–	Power of Attorney for Airplanes U.S. Trust